Exhibit 10.1

AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF FEBRUARY 12, 2019
AMONG
CTS CORPORATION,
AND
CTS INTERNATIONAL B.V.,
AS BORROWERS,
THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BMO HARRIS BANK N.A.,
as L/C Issuer,
AND
BMO HARRIS BANK N.A.,
as Administrative Agent

BMO CAPITAL MARKETS CORP.,
as Sole Bookrunner,
BMO CAPITAL MARKETS CORP.,
BANK OF AMERICA, N.A.,
AND
WELLS FARGO BANK, N.A.,
as Joint Lead Arrangers

Section 13.26.	Appointment and Authorization of Company	90
Section 13.27.	Amendment and Restatement	90
Signature Page	S‑1	90

Exhibit A	Notice of Payment Request
Exhibit B	Notice of Borrowing
Exhibit C	Notice of Continuation/Conversion
Exhibit D‑1	Revolving Note
Exhibit D‑2	Swing Note
Exhibit E	Form of Commitment Amount Increase Request
Exhibit F	Compliance Certificate
Exhibit G	Additional Guarantor Supplement
Exhibit H	Assignment and Assumption
Exhibit I‑1	Form of U.S. Tax Compliance Certificate
Exhibit I‑2	Form of U.S. Tax Compliance Certificate
Exhibit I‑3	Form of U.S. Tax Compliance Certificate
Exhibit I‑4	Form of U.S. Tax Compliance Certificate

Schedule 1	Commitments
Schedule 1.2	Existing Letters of Credit
Schedule 6.2	Subsidiaries
Schedule 8.7	Existing Indebtedness
Schedule 8.8	Existing Liens
Schedule 8.9	Existing Investments

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement is entered into as of February 12, 2019, by and among CTS Corporation, an Indiana corporation (the “Company”), CTS International B.V., a private company with limited liability (a besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its statutory seat (statutaire zetal) in Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34127542 (“CTS BV” and together with the Company individually, a “Borrower” and collectively, the “Borrowers”), the direct and indirect Subsidiaries of the Company from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, BMO Harris Bank N.A., as L/C Issuer, and BMO Harris Bank N.A., as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
PRELIMINARY STATEMENT
A.    The Company, the lenders party thereto (the “Existing Lenders”), and the Administrative Agent previously entered into a Credit Agreement dated as of August 10, 2015 (as heretofore amended or otherwise modified, the “Existing Credit Agreement”). Pursuant to the Existing Credit Agreement, the Administrative Agent and the Existing Lenders agreed, among other things, to extend a $300,000,000 revolving credit facility to the Company.
B.    The Company has requested that (i) the maturity date under the Existing Credit Agreement be extended, (ii) CTS BV be added a Borrower thereunder, (iii) certain other amendments be made to the Existing Credit Agreement, and (iv) for the sake of clarity and convenience, the Existing Credit Agreement be restated in its entirety as so amended, and the Administrative Agent and the Lenders have agreed to such requests on the terms and conditions set forth in this Agreement.
C.    This Agreement shall constitute for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	THE CREDIT FACILITIES.
Section 1.1.    Revolving Credit Commitments    . Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) to a Borrower in U.S. Dollars or in one or more Alternative Currencies from time to time on a revolving basis in an aggregate outstanding amount for all Borrowers up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date; provided however, that (i) the sum of the Total Revolving Outstandings shall not exceed the Revolving Credit Commitments in effect at such time and (ii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.5(a) hereof, the Company may elect that each Borrowing of Revolving Loans be either Base Rate

Loans or Eurocurrency Loans; provided that all Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
Section 1.2.    Letters of Credit    . (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the Company’s account and/or for the account of the Company and/or one or more of its Subsidiaries in U.S. Dollars in an aggregate undrawn face amount up to the L/C Sublimit. Notwithstanding anything herein to the contrary, those certain letters of credit issued for the account of the Company by BMO Harris Bank N.A. and listed on Schedule 1.2 hereof (the “Existing Letters of Credit”) shall each constitute a “Letter of Credit” herein for all purposes of this Agreement with the Company as the applicant therefor, to the same extent, and with the same force and effect as if the Existing Letters of Credit had been issued under this Agreement at the request of the Company. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.
(b)    Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Company, issue one or more Letters of Credit in U.S. Dollars, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) and 30 days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Company and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary, in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 2.1(b) hereof, (ii) except as otherwise provided in Section 1.8 or 1.16 hereof, before the occurrence of an Event of Default, the L/C Issuer will not call for the funding by the Company of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Company’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Company hereby promises to pay) from and after the date such drawing is paid until the Business Day following the date such drawing is paid at a rate per annum equal to the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) and thereafter at a rate per annum equal to the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.2. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.16(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with the Company or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender.
(c)    The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Company to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Company (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Company does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(e) below.
(d)        Obligations Absolute. The Company’s obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the L/C Issuer ’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)    The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Company to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.
The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Participating Lender may have or have had against the Company, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever except in the case of the gross negligence or willful misconduct of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment). Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)    Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.2(f) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)    Manner of Requesting a Letter of Credit. The Company shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Company and, in the case of an extension, amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
(h)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 1.3.    Applicable Interest Rates    . (a) Base Rate Loans. Subject to the provisions of Section 1.9, each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of (i) 365 or 366 days, as the case may be, or (ii) 360 days, in the case of clause (c) of the definition of Base Rate relating to the LIBOR Quoted Rate) and the actual number of days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until such Loan is repaid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of such Interest Period and at maturity (whether by acceleration or otherwise).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the relevant Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.
(b)    Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and the actual number of days elapsed or, in the case of Eurocurrency Loans denominated in Alternative Currencies as to which market practice differs, in accordance with market practice) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.
“Adjusted LIBOR” means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:
Adjusted LIBOR    =                          LIBOR  ____
1 ‑ Eurodollar Reserve Percentage
“Eurodollar Reserve Percentage” means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non‑United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“LIBOR” means for any Interest Period, with respect to any Eurocurrency Loan:
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;
(ii)    denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period; or
(iii)    denominated in any Non‑LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 5.5(a) hereof; and
provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the LIBOR rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(c)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
Section 1.4.    Minimum Borrowing Amounts; Maximum Eurocurrency Loans    . Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of Eurocurrency Loans advanced, continued or converted shall be in an amount equal to the Dollar Equivalent of $2,000,000 or such greater amount which is an integral multiple of the Dollar Equivalent of $100,000. Without the Administrative Agent’s consent (which consent shall not be unreasonably withheld or delayed), there shall not be more than ten (10) Borrowings of Eurocurrency Loans outstanding under the Revolving Credit at any one time; provided that not more than two (2) of such Borrowings shall have an Interest Period of one week.
Section 1.5.    Manner of Borrowing Loans and Designating Applicable Interest Rates    . (a) Notice to the Administrative Agent. The Company, on behalf of the applicable Borrower, shall give notice to the Administrative Agent by no later than 12:00 noon (Chicago time): (i) at least three (3) Business Days before the date on which the Company requests the Lenders to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars, (ii) at least four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) before the date the Company requests the Lenders to advance a Borrowing of Eurocurrency Loans denominated in Alternative Currencies, and (iii) on the date the Company requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall be denominated in the currency and bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Company may, on behalf of the applicable Borrower, from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing contained in Section 1.4 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, on the last day of the Interest Period applicable thereto, the Company may continue part or all of such Borrowing as Eurocurrency Loans denominated in U.S. Dollars or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Company may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Company. The Company shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurocurrency Loans must be given by no later than 12:00 noon (Chicago time) at least (i) if denominated in U.S. Dollars, three (3) Business Days or (ii) if denominated in an Alternative Currency, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency), in each case before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the applicable Borrower, the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount and currency of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. Upon notice to the Company by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) hereof with respect to a Borrower, without notice), no Borrowing of Eurocurrency Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists and any or all of the then outstanding Eurocurrency Loans denominated in an Alternative Currency shall be prepaid, or redenominated into U.S. Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. The Borrowers agree that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. Except as provided pursuant to Section 5.6(c), no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.
(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Company received pursuant to Section 1.5(a) above and, if such notice requests the Lenders to make Eurocurrency Loans, the Administrative Agent shall give notice to the Company and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(c)    Company’s Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Company has notified the Administrative Agent within the period required by Section 1.5(a) hereof that the applicable Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurocurrency Loans denominated in U.S. Dollars or such Borrowing is prepaid in accordance with Section 1.8(a) hereof. If the Company fails to give notice pursuant to Section 1.5(a) hereof of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by Section 1.5(a) hereof or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurocurrency Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.8(a) hereof, such Borrowing (i) if denominated in U.S. Dollars, shall automatically be converted into a Borrowing of Base Rate Loans and (ii) if denominated in an Alternative Currency, such Eurocurrency Loans shall be continued as Eurocurrency Loans in their original currency with an Interest Period of one (1) month.
(d)    Disbursement of Loans. Not later than 1:00 p.m. (Chicago time), in the case of any Loan denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the Administrative Agent’s office for such currency in Chicago, Illinois (or such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the applicable Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate).
(e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the applicable Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) if such Loan is denominated in U.S. Dollars, (A) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (B) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day and (ii) if such Loan is denominated in an Alternative Currency, such rate as determined by the Administrative Agent as is current market practice in such currency in accordance with banking industry rules on interbank compensation. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that such Borrower will have no liability under such Section with respect to such payment.
Section 1.6.    Interest Periods    . As provided in Section 1.5(a) and 1.14 hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurocurrency Loans or Swing Loans, the Company shall select an Interest Period applicable to such Loans from among the available options. The term “Interest Period” means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter (i.e., the last day of March, June, September or December, as applicable) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of a Eurocurrency Loan, one week, 1, 2, 3 or 6 months thereafter, and (c) in the case of a Swing Loan, on the date 1 to 7 days thereafter as mutually agreed to by the Company and the Administrative Agent; provided, however, that:
(a)    any Interest Period for a Borrowing of Revolving Loans or Swing Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
(b)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
(c)    for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

Section 1.7.    Maturity of Loans    . Each Revolving Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the applicable Borrower on the Revolving Credit Termination Date. Each Swing Loan shall mature and become due and payable by the applicable Borrower on the last day of the Interest Period applicable thereto, or if earlier, the Revolving Credit Termination Date.
Section 1.8.    Prepayments.     (a) Optional. The applicable Borrower shall have the privilege of prepaying without premium or penalty (except as set forth in Section 1.11 below) and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurocurrency Loans, in an amount not less than the Dollar Equivalent of $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Sections 1.4 and 1.14 hereof remains outstanding) any Borrowing of Eurocurrency Loans at any time upon not fewer than three (3) Business Days (or four (4) Business Days if denominated in an Alternative Currency or five (5) Business Days if denominated in a Special Notice Currency) prior notice by the Borrower, to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Company, on behalf of the applicable Borrower, to the Administrative Agent no later than 12:00 noon (Chicago time) on the date of prepayment, (or, in any case, such shorter period of time then agreed to by the Administrative Agent) such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurocurrency Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.
(b)    Mandatory. (i) The Borrowers shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.12 hereof or, if for any reason, the Total Revolving Outstandings at any time exceed the Revolving Credit Commitments at such time, prepay the Revolving Loans, Swing Loans, and, if necessary, prefund the L/C Obligations in accordance with Section 9.4 hereof by the amount, if any, necessary to reduce the Total Revolving Outstandings to the aggregate Revolving Credit Commitments then in effect.
(ii)    Unless the applicable Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurocurrency Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment and, in the case of any Eurocurrency Loan or Swing Loan, together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.
(c)    Alternative Currencies. If the Administrative Agent notifies the Company on behalf of the Borrowers at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five (5) days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
(d)    The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Company. Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
Section 1.9.    Default Rate    . Notwithstanding anything to the contrary contained in Section 1.3 hereof, while any Event of Default exists or after acceleration, the applicable Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts then owing by it at a rate per annum equal to:
(a)    for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
(b)    for any Eurocurrency Loan denominated in U.S. Dollars or any Swing Loan bearing interest at the Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
(c)    for any Eurocurrency Loan denominated in an Alternative Currency, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such loan is not redenominated into U.S. Dollars as provided by Section 1.5(a) hereof, at a rate per annum equal to the sum of (i) the Applicable Margin for Eurocurrency Loans plus (ii) two percent (2%) plus (iii) the rate of interest per annum as determined in good faith by the Administrative Agent (rounded upwards, if necessary, to the next higher 1/100,000 of 1%) at which overnight or weekend deposits (or, if such amount due remains unpaid more than three (3) Business Days, then for such other period of time not longer than one month as the Administrative Agent may elect in good faith) of the relevant Alternative Currency for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the interbank market, then the Administrative Agent’s cost of funds in such currency for such period);
(d)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.2(c) hereof with respect to such Reimbursement Obligation;
(e)    for any Letter of Credit, the sum of 2.0% plus the L/C Participation Fee due Section 2.1(b) hereof with respect to such Letter of Credit; and
(f)    for any other amount owing hereunder not covered by clauses (a) through (e) above, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect;
provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Company (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
Section 1.10.    Evidence of Indebtedness    . (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D‑1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”) or D‑2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (Revolving Notes and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.9 hereof) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.9 hereof, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 1.11.    Funding Indemnity    . If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender, but excluding any loss of profit) as a result of:
(a)    any payment, prepayment or conversion of a Eurocurrency Loan or Swing Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 7 hereof or otherwise) by a Borrower to borrow or continue a Eurocurrency Loan or Swing Loan, or to convert a Base Rate Loan into a Eurocurrency Loan or Swing Loan, on the date specified in a notice given pursuant to Section 1.5(a) or 1.14 hereof,
(c)    any failure by a Borrower to make any payment of principal on any Eurocurrency Loan or Swing Loan when due (whether by acceleration or otherwise), or
(d)    any acceleration of the maturity of a Eurocurrency Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, such Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the applicable Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate, absent manifest error, shall be deemed prime facie correct.

Section 1.12.    Commitment Terminations    . (a) Optional Revolving Credit Terminations. The Company shall have the right at any time and from time to time, upon five (5) Business Days, prior written notice to the Administrative Agent (or such shorter time period agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the Total Revolving Outstandings. Any termination of the Revolving Credit Commitments below the L/C Sublimit, Swing Line Sublimit, or Alternative Currency Sublimit then in effect shall reduce the L/C Sublimit, Swing Line Sublimit or Alternative Currency Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.
(b)    Any termination of the Revolving Credit Commitments pursuant to this Section 1.12 may not be reinstated.
(c)    For the avoidance of doubt, prepayments pursuant to Sections 1.8(a) hereof shall not result in any reduction of the Revolving Credit Commitments.
Section 1.13.    Replacement of Lenders    . If any Lender requests compensation under Section 10.3, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 10.4, or if any Lender is a Defaulting Lender or a Non‑Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 10.3 or Section 13.1) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.9;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 1.11 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 10.3 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Section 1.14.    Swing Loans    . (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Swing Line Lender may, in its discretion, make loans to a Borrower in U.S. Dollars under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Loans may be availed of a Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.
(b)    Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable prior to such maturity on the last day of each Interest Period applicable thereto.
(c)    Requests for Swing Loans. The Company, on behalf of the applicable Borrower, shall give the Administrative Agent prior notice (which may be written or oral) no later than 2:00 p.m. (Chicago time) on the date upon which a Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor. The Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from the Company. Within 30 minutes after receiving such notice, the Swing Line Lender may in its discretion quote an interest rate to the Company at which the Swing Line Lender would be willing to make such Swing Loan available to the applicable Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as the “Quoted Rate”). The Company acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Company does not so immediately accept the Quoted Rate for the full amount requested by the Company for such Swing Loan, the Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the applicable Borrower on the date so requested at the offices of the Swing Line Lender in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement; provided that the Swing Line Lender shall not advance any Swing Loan if it shall have received prior to 2:00 p.m. on the date of the proposed Swing Loan Borrowing a notice from the Administrative Agent or the Required Lenders that one or more of the conditions precedent contained in Section 7.2 hereof is not then satisfied.
(d)    Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Company, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) hereof exists with respect to a Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the

Administrative Agent for the account of the Swing Line Lender, in immediately available funds, at the Administrative Agent’s principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans to the Swing Line Lender to repay the outstanding Swing Loans.
(e)    Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 1.14(d) hereof above (because an Event of Default described in Section 9.1(j) or 9.1(k) hereof exists with respect to a Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Lender may have or have had against a Borrower, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.
Section 1.15.    Increase in Commitments. The Company may, with the written consent of the Administrative Agent, L/C Issuer and Swing Line Lender (which consent of the Administrative Agent shall not be unreasonably withheld or delayed), increase the aggregate amount of the Revolving Credit Commitments by delivering a Commitment Amount Increase Request at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) identifying an additional Lender (or additional Revolving Credit Commitments for existing Lender(s)) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment(s)); provided, however, that (i) any increase of the aggregate amount of the Revolving Credit Commitments to an amount in excess of $450,000,000 will require the approval of the Required Lenders, and (ii) any increase of the aggregate amount of the Revolving Credit Commitments shall be in an amount not less than $10,000,000. The effective date of the Commitment Amount Increase shall be agreed upon by the Company and the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its pro rata share of Loans. It shall be a condition to such effectiveness that (i) either no Eurocurrency Loans be outstanding on the date of such effectiveness or the applicable Borrower pays any applicable breakage cost under Section 1.11 hereof incurred by any Lender resulting from the repayment of its Loans, (ii) the Company shall not have terminated any portion of the Revolving Credit Commitments pursuant to Section 1.14 hereof and (iii) no Default shall have occurred and be continuing at the time of the request or the effective date of the Commitment Amount Increase. The Company agrees to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender’s Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.

Section 1.16.    Defaulting Lenders    .
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.6 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 1.17; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with their Revolver Percentages without giving effect to Section 1.16(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolver Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 1.17.
(C)    With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non‑Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Revolver Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swing Loans of any Non‑Defaulting Lender to exceed such Non‑Defaulting Lender’s Revolving Credit Commitment. Subject to Section 13.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non‑Defaulting Lender as a result of such Non‑Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 1.17.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the

Lenders in accordance with their respective Revolver Percentages (without giving effect to Section 1.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 1.17.    Cash Collateral for Fronting Exposure    . At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 1.17 or Section 1.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 1.17(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.16, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.	FEES.
Section 2.1.    Fees. (a) Revolving Credit Commitment Fee. The Company shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
(b)    Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Company shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Company shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Company shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time as notified to the Company in writing.
(c)    Administrative Agent Fees. The Company shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Company in a fee letter dated December 21, 2018 or as otherwise agreed to in writing between them.

SECTION 3.	PLACE AND APPLICATION OF PAYMENTS .
Section 3.1.    Place and Application of Payments. (a) All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by a Borrower under this Agreement and the other Loan Documents, shall be made by such Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than the Applicable Time to such office as the Administrative Agent has previously specified in a notice to such Borrower for such currency, in each case for the benefit of the Lender(s) or L/C Issuer entitled thereto; provided that payments in an Alternative Currency shall be made in a jurisdiction located in the European Union or a former member of the European Union that is customary for settlement of such currency. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without set‑off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that a Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, (x) if such scheduled payment was to be made in U.S. Dollars, the Federal Funds Rate for each such day and (y) if such scheduled payment was to be made in an Alternative Currency, the rate established by Section 1.9(c) hereof for Eurocurrency Loans denominated in such currency and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, (x) if such scheduled payment was to be made in U.S. Dollars, the Base Rate in effect for each such day and (y) if such scheduled payment was to be made in an Alternative Currency, the rate per annum established by Section 1.9(c) hereof for Eurocurrency Loans denominated in such currency.
Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Legal Requirement from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in U.S. Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(b)    Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
(a)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay the Administrative Agent under Section 13.12 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
(b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Person to which such sums are due;
(c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and any Hedging Liability and Funds Transfer and Bank Product Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Person to which such sums are due;

(d)    fourth, to the payment of all other unpaid Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Person to which such sums are due; and
(e)    fifth, to the Borrowers or whoever else may be lawfully entitled thereto.

SECTION 4.	THE GUARANTIES.
Section 4.1.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability shall at all times be guaranteed by such direct and indirect Subsidiaries of the Company as are from time to time required to become Guarantors hereunder pursuant to Section 12 hereof pursuant to one or more guaranty agreements or Additional Guarantor Supplements, each in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”); provided, however, that a Foreign Subsidiary (other than CTS BV) shall not be required to be a guarantor hereunder.
Section 4.2.    Further Assurances    . In the event the Company or any Subsidiary forms or acquires any other Subsidiary after the date hereof, the Company shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty or Additional Guarantor Supplement as the Administrative Agent may then require in accordance with Section 12, and the Company shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 5.	DEFINITIONS; INTERPRETATION.
Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:
“Acquired Business” means the entity or assets acquired by the Company or a Subsidiary in an Acquisition, whether before or after the date hereof.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary prior to such acquisition), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary prior to such acquisition) provided that the Borrower or the Subsidiary is the surviving entity or owner of 50% or more of the equity of the surviving entity.
“Additional Guarantor Supplement” means an Additional Guarantor Supplement in the form of Exhibit G hereto.
“Adjusted EBITDA” means, with reference to any period, Net Income for such period plus (a) the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, and local income taxes for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non‑cash charges (including, without limitation, option expenses), (b) up to $6,000,000 in any four fiscal quarter period (but in no event more than $25,000,000 in the aggregate for all periods ending on or after December 31, 2018) of restructuring expenses paid in cash or charges relating to disputes with customers (c) restructuring expenses paid in cash during such period in connection with Permitted Acquisitions not to exceed 5% of Adjusted EBITDA for such period (calculated without giving effect to this clause (c)), and (d) an amount calculated by the Company and approved by the Administrative Agent in its reasonable discretion equal to the Adjusted EBITDA (calculated without giving effect to this clause (d)) of the Persons or assets which are the subject of each Permitted Acquisition as if such Permitted Acquisition was completed on the first day of such period to the extent not subsequently sold or otherwise disposed of during such period minus to the extent included in computing Net Income, non-cash income, including, without limitation, non-cash income that would constitute “prepaid pension expense” on the financial statements of the Company in accordance with GAAP.
“Adjusted LIBOR” is defined in Section 1.3(b) hereof.
“Administrative Agent” means BMO Harris Bank N.A. and any successor appointed pursuant to Section 11.7 hereof.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agent Parties” has the meaning assigned to such term in Section 13.7(d).
“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Agreement Currency” has the meaning specified in Section 13.23.
“Alternative Currency” means each of the following currencies: Danish Krone, Euro and Sterling, together with each other currency (other than U.S. Dollars) that is approved in accordance with Section 5.5; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U. S. Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the aggregate Revolving Credit Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Borrower, the Subsidiaries or any Guarantor from time to time concerning or relating to anti-money laundering.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Borrower, the Subsidiaries or any Guarantor from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the commitment fees and L/C Participation Fees payable under Section 2.1 hereof until the first Pricing Date (defined below), the rates per annum shown opposite Level I below, and, thereafter, from one Pricing Date to the next Pricing Date means the applicable margin determined in accordance with the following schedule:

Level	Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for Eurocurrency Loans and L/C Participation Fee Shall Be:	Applicable Margin for Commitment Fee Shall Be:
V	Greater than or equal to 3.0 to 1.0	1.00%	2.00%	0.30%
IV	Less than 3.00 to 1.0, but greater than or equal to 2.25 to 1.0	0.75%	1.75%	0.275%
III	Less than 2.25 to 1.0 but greater than or equal to 1.5 to 1.0	0.50%	1.50%	0.25%
II	Less than 1.5 to 1.0 but greater than or equal to 0.75 to 1.0	0.25%	1.25%	0.225%
I	Less than 0.75 to 1.0	0.00%	1.00%	0.20%
For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Company ending on or after December 31, 2018, the date on which the Administrative Agent is in receipt of the Company’s most recent financial statements (and, in the case of the year‑end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Company has not delivered its financial statements by the date such financial statements (and, in the case of the year‑end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Leverage Ratio shall be deemed to be greater than 3.0 to 1.0). If the Company subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Company and the Lenders if reasonably determined.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Application” is defined in Section 1.2(b) hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee in accordance with the terms of Section 13.9 hereof (with the consent of any party whose consent is required by Section 13.9 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.
“Authorized Officer” means (a) with respect to a Person other than a Person organized under the laws of the Netherlands, the Chief Executive Officer, President, Chief Financial Officer, Vice President Finance, Treasurer or Assistant Treasurer of the Company, acting singly and (b) with respect to a Person organized under the laws of the Netherlands, a managing director or any other person who is authorized to represent such Person.
“Authorized Representative” means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(g) hereof or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officers of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” is defined in Section 1.3(a) hereof.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.3(a) hereof.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurocurrency Loans, for a single Interest Period. Borrowings of Revolving Loans are made and maintained ratably by each of the Lenders according to their Revolver Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to a Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is

“converted” when such Borrowing is changed from one type of Loan to the other, all as requested by the Company pursuant to Section 1.5(a) hereof. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 1.14 hereof.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located and, if such day relates to any Eurocurrency Loan, means any such day that is also a London Banking Day:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in U.S. Dollars, any fundings, disbursements, settlements and payments in U.S. Dollars in respect of any such Eurocurrency Loan, or any other dealings in U.S. Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than U.S. Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than U.S. Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than U.S. Dollars or Euro, or any other dealings in any currency other than U.S. Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Lease” means any lease of Property which is required to be capitalized on the balance sheet of the lessee; provided that the effectiveness of any accounting standards after December 31, 2018 will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease. For avoidance of doubt, the requirements of AFC 842 regarding Capital Leases as of January 1, 2019 shall not apply.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 20% or more of the outstanding capital stock or other equity interest of the Company on a fully‑diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Company on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Company, or (c) the Company ceases to own and control, directly or indirectly at least 99% of the outstanding capital stock or other equity interest of CTS BV.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 hereof shall be satisfied or waived in a manner acceptable to the Administrative Agent in its reasonable discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral Account” is defined in Section 9.4 hereof.
“Commitment Amount Increase” is defined in Section 1.15 hereof.
“Commitment Amount Increase Request” means a Commitment Amount Increase Request in the form of Exhibit E hereto.
“Communications” has the meaning assigned to such term in Section 13.7(d).
“Company” is defined in the introductory paragraph of this Agreement.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Credit” means either the Revolving Credit or the Swing Line.
“Credit Event” means the initial advancing of any Loan, the continuation of or conversion of a Loan into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Danish Krone” and “DKK” means the lawful currency of Denmark.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, including but not limited to the Dutch Bankruptcy Act (Faillissementswet).
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 1.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail‑in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.16(b)) upon delivery of written notice of such determination to the Company, the L/C Issuer, the Swing Line Lender and each Lender.
“Disposition” means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 8.10 hereof.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency.
“Domestic Guarantor” means each Guarantor which is organized under the laws of any jurisdiction of the United States of America.
“Domestic Subsidiary” means each subsidiary which is organized under the laws of any jurisdiction of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) that is a Non-Public Lender approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any Guarantor or any of the Company’s or such Guarantor’s Affiliates or Subsidiaries.
“Eligible Currency” means any lawful currency other than U.S. Dollars that is readily available, freely transferable and convertible into U.S. Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent, (a) such currency no longer being readily available, freely transferable and convertible into U.S. Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which any Lender is willing to make such Revolving Loan (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the applicable Borrower shall repay all Revolving Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Revolving Loans in U.S. Dollars, subject to the other terms contained herein.
“Eligible Line of Business” means any business similar to any lines of business engaged in as of the date of this Agreement by the Company or any of its Subsidiaries and businesses reasonably incidental or ancillary thereto.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement, and any amendment, rule, regulation, order or directive issued thereunder, pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Loan” means a Loan bearing interest at the rate specified in Section 1.3(b) hereof.
“Eurodollar Reserve Percentage” is defined in Section 1.3(b) hereof.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Letters of Credit” is defined in Section 1.2(a) hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd‑1, et seq.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%.
“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness for Borrowed Money of the Company and its Subsidiaries, plus (b) Interest Expense for such period (to the extent payable in cash), plus (c) all dividends of the Company paid in cash during such period, plus (d) federal, state, and local income taxes paid in cash by the Company and its Subsidiaries during such period.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Revolver Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolver Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funds Transfer and Bank Product Liability” means the liability of the Company or any of its Subsidiaries owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, commercial credit card, purchase cards, stored value cards and cash management and treasury management services afforded to the Company or any such Subsidiary by any of such Lenders or their Affiliates.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).
“Guarantor” and “Guarantors” each is defined in Section 12.1 hereof.
“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is defined as hazardous, toxic or a pollutant under an Environmental Law, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Liability” means the liability of the Company or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Company or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders or their Affiliates; provided, however, that with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, or to which such approval has been withdrawn.
“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit (other than obligations in respect of undrawn letters of credit securing current account payables or performance obligations in the ordinary course of business), and (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, it being understood that the term “Indebtedness for Borrowed Money” shall not include trade payables arising in the ordinary course of business.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) net of interest income of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Interest Period” is defined in Section 1.6 hereof.
“Judgment Currency” is defined in Section 13.23 hereof.
“Knowledge” means the actual knowledge of an Authorized Officer.
“L/C Issuer” means BMO Harris Bank N.A. or any of its Affiliates, in its capacity as issuer of Letters of Credit hereunder, and any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Participation Fee” is defined in Section 2.1(b) hereof.
“L/C Sublimit” means $10,000,000, as reduced pursuant to the terms hereof.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority.
“Lenders” means and includes the financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.9 hereof and each new Lender pursuant to Section 1.15 hereof and, unless the context otherwise requires, the Swing Line Lender.
“Lending Office” is defined in Section 10.4 hereof.
“Letter of Credit” is defined in Section 1.2(a) hereof.
“Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio of Total Funded Debt of the Company and its Subsidiaries as of the last day of such fiscal quarter to Adjusted EBITDA of the Company and its Subsidiaries for the period of four fiscal quarters then ended.
“LIBOR” is defined in Section 1.3(b) hereof.
“LIBOR Quoted Currency” means Dollars, Euro, and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Revolving Loan or Swing Loan, whether outstanding as a Base Rate Loan or Eurocurrency Loan or otherwise, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes, the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against a Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Subsidiary” means, at any time, each Domestic Subsidiary that, together with its Subsidiaries, shall have accounted for more than 5% of Adjusted EBITDA for the four consecutive fiscal quarters of the Company most recently ended; provided that if, at any time, the Domestic Subsidiaries that are not Material Subsidiaries (collectively, the “Non-Material Subsidiaries”) account for 10% or more in the aggregate of Adjusted EBIDTA for the four consecutive fiscal quarters of the Company most recently ended, then the Company shall designate one or more additional Domestic Subsidiaries as Material Subsidiaries to the effect that, after such designation, all the remaining Non-Material Subsidiaries, taken as a whole, would not account for 10% or more in the aggregate of Adjusted EBIDTA for the four consecutive fiscal quarters of the Company most recently ended; provided, however, that no SPV, nor any other Subsidiary subject to special regulation preventing it from guaranteeing the Obligations of the Borrowers hereunder, shall be designated as a Material Subsidiary.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Income” means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Company or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.10 and (b) has been approved by the Required Lenders.
“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Non-Public Lender” means (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis CTS BV, the value of which is at least EUR 100,000 (or its equivalent in any other currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in any other currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term "public" as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
“Notes” is defined in Section 1.10(d) hereof.
“Obligations” means all obligations of a Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of a Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” means the event specified in Section 8.21 hereof.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13).
“Outstanding Amount” means (a) with respect to Revolving Loans and Swing Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date.
“Participant” has the meaning assigned to such term in Section 13.9(d).
“Participant Register” has the meaning specified in Section 13.9(d).
“Participating Interest” is defined in Section 1.2(d) hereof.
“Participating Lender” is defined in Section 1.2(d) hereof.
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:
(a)    the Acquired Business is in an Eligible Line of Business;
(b)    the Acquisition shall not be a Hostile Acquisition;
(c)    the financial statements of the Acquired Business shall have been audited by an independent accounting firm of national or regional repute or otherwise reasonably satisfactory to the Administrative Agent, or if such financial statements have not been audited by such an accounting firm, such financial statements shall have been reviewed by an accounting firm acceptable to the Administrative Agent;

(d)    for any Acquired Business with its primary operations outside the United States, the Total Consideration for such Acquired Business does not exceed $100,000,000 and, when taken together with the Total Consideration for all Acquired Businesses with their primary operations outside the United States of America acquired from the Closing Date, does not exceed in the aggregate $150,000,000;
(e)    the Borrowers shall have (i) for each Acquired Business the Total Consideration of which exceeds $5,000,000, notified the Administrative Agent and the Lenders not less than 10 days prior to any such Acquisition and (ii) for each Acquired Business the Total Consideration of which exceeds $30,000,000, furnished to the Administrative Agent and Lenders at such time reasonable details as to such Acquisition (including sources and uses of funds therefor), and 3‑year historical financial information (or such shorter period for which such Acquired Business has been in existence) and 1‑year pro forma financial forecasts of the Acquired Business on a stand alone basis as well as of the Borrower on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to the Administrative Agent;
(f)    if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Company shall have complied with the requirements of Section 4 hereof in connection therewith;
(g)    in the case of an Acquisition that has its primary operations outside the United States, the Company shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Company would have a Leverage Ratio as of the last day of the last fiscal quarter for which financial statements have been delivered on a pro forma basis of no greater than 3.00 to 1.00 (assuming the indebtedness incurred at the time of such Acquisition was incurred on the first day of such 12-month period and on a pro forma basis after giving effect to such Acquisition); and
(h)    after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 8.22 and 8.23 hereof, on a pro forma basis assuming the Acquisition occurred on the first day of the immediately preceding 12-month period.
“Permitted Securitization” means an accounts receivable securitization program which provides for the transfer at no less than fair market value of accounts receivable and related rights owed to the Company or any of its Subsidiaries.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” has the meaning assigned to such term in Section 13.7(d).

“Premises” means the real property owned or leased by any Borrower or any Subsidiary.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quoted Rate” is defined in Section 1.14(c) hereof.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Register” is defined in Section 13.9(c) hereof.
“Reimbursement Obligation” is defined in Section 1.2(c) hereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in L/C Obligations and Swing Loans and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in L/C Obligations and Swing Loans, and Unused Revolving Credit Commitments of the Lenders. To the extent provided in the last paragraph of Section 13.10, the outstanding Loans and interests in L/C Obligations and Swing Loans and Unused

Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Revaluation Date” means with respect to any Revolving Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to Section 1.5.
“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations and Swing Loans) of the aggregate principal amount of all Revolving Loans, L/C Obligations and Swing Loans then outstanding.
“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.
“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans to and to participate in Swing Loans and Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.
“Revolving Credit Termination Date” means February 12, 2024.
“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurocurrency Loan, each of which is a “type” of Revolving Loan hereunder.
“Revolving Note” is defined in Section 1.10(d) hereof.
“S&P” means Standard & Poor’s Ratings Services Group, a Standard and Poor’s Financial Services LLC business.
“Sanction Programs” means all laws, regulations, Executive Orders Economic U.S. Financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (i) the U.S. Government, including OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States, (ii) the United Nations Security Council, (iii) the European Union or any of its member states, (iv) Her Majesty’s Treasury, (v) Switzerland, or (vi) any other relevant authority.
“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (as of the Closing Date, Crimea, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any government or Governmental Authority of, a Sanctioned Country or (c) any Person 50% or more owned by any Person described in clauses (a) or (b) hereof.
“Sanction(s)” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by: (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; (f) the Australian Department of Foreign Affairs and Trade or (g) any other relevant authority.
“Securitization Attributed Indebtedness” means the amount of obligations outstanding under a Permitted Securitization on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“SPV” means any Wholly-owned Subsidiary formed solely for the purpose of and that engages only in one or more Permitted Securitizations, and activities related thereto.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Company or of any of its direct or indirect Subsidiaries.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.14 hereof.
“Swing Line Lender” means BMO Harris Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to the terms hereof.

“Swing Line Sublimit” means $15,000,000, as reduced pursuant to the terms hereof.
“Swing Loan” and “Swing Loans” each is defined in Section 1.14 hereof.
“Swing Note” is defined in Section 1.10(d) hereof.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered to the seller in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Company or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.
“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such time, plus (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swing Loans and L/C Obligations.
“Trade Date” is defined in Section 13.9(b) hereof.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the Total Revolving Outstandings, provided that Swing Loans outstanding from time to time shall be deemed to reduce the Unused Revolving Credit Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.1(a) hereof.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 13.1(g).
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly‑owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly‑owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means a Borrower, any Guarantor and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
Section 5.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Lenders may by notice to the Lenders and the Company, respectively, require that the Lenders and the Company negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Company shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.
Section 5.4.    Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
Section 5.5.    Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of all the Lenders and the Administrative Agent.
(b)    If the Lenders and Administrative Agent consent to making Eurocurrency Loans in such requested currency and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, (i) the Administrative Agent shall so notify the Company and may amend the definition of LIBOR for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable LIBOR for such currency and (ii) to the extent the definition of LIBOR reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Loans.
Section 5.6.    Change of Currency. (a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 5.7.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its capital or other equity interests at such time.

SECTION 6.	REPRESENTATIONS AND WARRANTIES.
Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
Section 6.1.    Organization and Qualification    . The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Indiana, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. CTS BV is duly incorporated and existing under the laws of the Netherlands as a private company with limited liability (a besloten vennootschap met beperkte aansprakelijkheid); has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.2.    Subsidiaries. Each Subsidiary (other than CTS BV) is duly organized, validly existing and in good standing (to the extent relevant) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing (to the extent relevant) in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens other than Liens not prohibited by Section 8.8(a). There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
Section 6.3.    Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary (other than CTS BV) has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by each Borrower and by each Subsidiary have been duly authorized, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by a Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon a Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation or by‑laws, articles of association (“statuten”) or operating agreement, partnership agreement or other similar organizational documents) of the Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting a Borrower or any Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of a Borrower or any Subsidiary.
This Agreement is, and each Note when duly executed and delivered by CTS BV will be, in proper legal form under the laws of the Netherlands for the enforcement hereof against CTS BV under such law, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
Section 6.4.    Use of Proceeds; Margin Stock    . The Borrowers shall use the proceeds of the Revolving Credit for their general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither a Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 6.5.    Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2017, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Grant Thornton LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2018, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine (9) months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
Section 6.6.    No Material Adverse Change. Since December 31, 2017, there has been no change in the financial condition of the Company or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 6.7.    Full Disclosure. (a) The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby taken as a whole do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.
(b)    The information included in the Beneficial Ownership Certification, as updated in accordance with Section 8.5(k), is true and correct in all respects.
Section 6.8.    Trademarks, Franchises, and Licenses. The Company and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 6.9.    Governmental Authority and Licensing    . The Company and its Subsidiaries have received all licenses, permits, and approvals of all national, federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the Knowledge of the Company, threatened.
Section 6.10.    Good Title. The Company and its Subsidiaries have good and defensible title to (or valid leasehold interests in ) their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for assets sold in the ordinary course of business or pursuant to Dispositions permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the Knowledge of the Company threatened, against a Borrower or any Subsidiary which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 6.12.    Taxes. All income and other material tax returns required to be filed by a Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon a Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Borrower knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Borrower and each Subsidiary have been made for all open years, and for its current fiscal period. CTS BV and any other Subsidiary organized under the laws of the Netherlands is resident for tax purposes only in its jurisdiction of incorporation. No Dutch company is included in a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes.
Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by a Borrower or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect. No works council has been established or is in the process of being established for the business of CTS BV and there is no obligation for CTS BV to establish a works council pursuant to the Works Council Act (Wet op de Ondernemingsraden).
Section 6.14.    Affiliate Transactions. Neither a Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly‑owned Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 6.15.    Investment Company. Neither a Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.16.    ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
Section 6.17.    Compliance with Laws. (a) Each Borrower and its Subsidiaries are in compliance with all Legal Requirements applicable to their Property or business operations (including, without limitation, all applicable Environmental Laws), where any non‑compliance with any such requirements, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting the representations and warranties set forth in Section 6.17(a) above, except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a

Material Adverse Effect, each Borrower represents and warrants that: (i) each Borrower and its Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) each Borrower and its Subsidiaries have obtained all Governmental Approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) each Borrower and its Subsidiaries have not, and the Company has no Knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Premises in any material quantity (other than Releases in compliance with a Governmental Approval for operations at the Premises) and, to the Knowledge of the Company, none of the Premises are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) to the Knowledge of the Company, none of the Premises contain and have contained any: (1) underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) neither Borrower nor any of its Subsidiaries have used a material quantity of any Hazardous Material, except for business operations in compliance with applicable Environmental Law, and have conducted no Hazardous Material Activity at any of the Premises, except for the conduct of any Hazardous Material Activity in compliance with applicable Environmental Law; (vi) neither Borrower nor any of its Subsidiaries have material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) neither Borrower nor any of its Subsidiaries are subject to, have no notice or Knowledge of, and are not required to give any notice of any Environmental Claim involving such Borrower or any Subsidiary or any of the Premises and to the Knowledge of the Company, there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against a Borrower or any Subsidiary or such Premises; and (viii) none of the Premises are subject to any, and the Company has no Knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material.
Section 6.18.    Other Agreements. No Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
Section 6.19.    Solvency. Each Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 6.20.    No Default. No Default or Event of Default has occurred and is continuing.
Section 6.21.    Sanctions Concerns and Anti‑Corruption Laws. (a) Each Borrower is in compliance with the requirements of all Sanctions Programs applicable to it, (b) each Subsidiary of each Borrower is in compliance with the requirements of all Sanctions Programs applicable to such Subsidiary, and (c) each Borrower has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information regarding such Borrower and its Affiliates and Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable Sanctions Programs.
(b)    Sanctions Concerns. Neither a Borrower, nor any Subsidiary, nor, to the knowledge of a Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) a Sanctioned Person, or is in violation of AML Laws, Anti‑Corruption Laws or currently the subject or target of any Sanctions,

(ii) included on the OFAC SDN List, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Sanctioned Country.
(c)    Anti-Corruption Laws. Each Borrower and its Subsidiaries have conducted their business in compliance with the FCPA, the UK Bribery Act 2010 and other similar Anti‑Corruption Laws in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
Section 6.22.    Claims Pari Passu.     The claims of the Administrative Agent and the Lenders against each Borrower and each Guarantor hereunder will rank at least pari passu with the claims of all their other respective unsecured unsubordinated creditors.

SECTION 7.	CONDITIONS PRECEDENT.
The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non‑renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:
Section 7.1.    All Credit Events. At the time of each Credit Event hereunder:
(a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Event (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and
(c)    in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.5 hereof and if such Borrowing is to be denominated in an Alternative Currency, such Alternative Currency remains an Eligible Currency, in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) and (b) of this Section.
Section 7.2.    Initial Credit Event.     Before or concurrently with the initial Credit Event:
(a)    the Administrative Agent shall have received (i) for each Lender this Agreement duly executed by the Borrowers, Guarantors, and the Lenders and (ii) for each Lender that has requested a Note, such Lender’s duly executed Note;

(b)    the Administrative Agent shall have received for each Lender copies of (i) the Company’s and each Guarantor’s (other than CTS BV) articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary and (ii) CTS BV’s deed of incorporation (akte van oprichting), articles of association (statuten) and an up-to-date extract of the Trade Register of the Dutch Chamber of Commerce relating to CTS BV, certified in each instance by its Authorized Officer.
(c)    the Administrative Agent shall have received for each Lender copies of resolutions of each Borrower’s and each Guarantor’s (i) Board of Directors (or similar governing body) and (ii) in the case of CTS BV, shareholder(s), in each case authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary or, with respect to CTS BV, by its Authorized Officer;
(d)    the Administrative Agent shall have received for each Lender copies of the certificates of good standing (to the extent relevant) for each Borrower and each Guarantor (dated no earlier than 20 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;
(e)    the Administrative Agent shall have received a certificate in the form attached as Exhibit F hereto signed by the chief financial officer of the Company or another officer of the Company reasonably acceptable to the Administrative Agent confirming that the Company’s Leverage Ratio is less than 2.0 to 1.0, calculated for the twelve-month period ended September 30, 2018;
(f)    the Administrative Agent shall have received for the Company and its Subsidiaries consolidated audited financial statements and unaudited quarterly financial statements (including an income statement, a balance sheet, and a cash flow statement) for the prior three years through the fiscal year ended December 31, 2017, five-year projected financial statements, and a closing balance sheet adjusted to give effect to the transactions to occur on the Closing Date in form and substance acceptable to the Administrative Agent;
(g)    the Administrative Agent shall have received for each Lender a list of the Company’s Authorized Representatives;
(h)    the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof;
(i)    the Administrative Agent shall have received for each Lender the favorable written opinion of counsel to each Borrower and each Domestic Guarantor, in form and substance reasonably satisfactory to the Administrative Agent;
(j)    The Administrative Agent and each Lender shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;

(k)    At least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower; and
(l)    the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8.	COVENANTS.
Each Borrower agrees that, so long as any credit is available to or in use by a Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.10 hereof:
Section 8.1.    Maintenance of Business. Each Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(e) hereof. Each Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.
Section 8.2.    Maintenance of Properties. Each Borrower shall, and shall cause each Subsidiary to, maintain, preserve, and keep its material property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.
Section 8.3.    Taxes and Assessments. Each Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same (i) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor. No Dutch Company shall be included in a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes, unless with the prior written consent of the Administrative Agent.
Section 8.4.    Insurance. Each Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and each Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

Section 8.5.    Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:
(a)    as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the fiscal year‑to‑date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to the absence of footnote disclosures and year‑end audit adjustments) and certified to by its chief financial officer or another officer of the Company reasonably acceptable to the Administrative Agent;
(b)    as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Grant Thornton LLP or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that such opinion may be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines as in effect from time to time.
(c)    within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof; provided that such written statement may be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines as in effect from time to time;
(d)    promptly after receipt thereof, any additional final written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;
(e)    promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus

(including all Form 10‑K, Form 10‑Q and Form 8‑K reports) filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;
(f)    promptly after receipt thereof, a copy of each final audit made by any regulatory agency of the books and records of the Company or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to the Company or any Subsidiary, or its business;
(g)    as soon as available, and in any event within 60 days after the beginning of each fiscal year of the Company, a copy of the Company’s consolidated business plan for such fiscal year, such business plan to show the Company’s projected consolidated revenues, expenses, cash flow and balance sheet items on an annual basis, such business plan to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);
(h)    notice of any Change of Control;
(i)    promptly after Knowledge thereof shall have come to the attention of any Authorized Officer of the Company, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against a Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) any matter or development that has had or could be reasonably be expected to have a Material Adverse Effect, or (iii) or of the occurrence of any Default or Event of Default hereunder;
(j)    with each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit F signed by the chief financial officer of the Company or another officer of the Company reasonably acceptable to the Administrative Agent to the effect that to the best of such officer’s Knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.22 and 8.23 hereof; and
(k)    promptly, from time to time, after Knowledge thereof shall have come to the attention of the Company, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Section 8.6.    Inspection. Each Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Company and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, prior to the occurrence and during the continuance of an Event of Default, in the presence of a designated representative of the Company or such

Subsidiary if requested by the Company or such Subsidiary and at the expense of the Administrative Agent or the Lenders, as applicable.
Section 8.7.    Borrowings and Guaranties. Neither Borrower shall, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person if to do so would, in any case, cause the Company to violate the financial covenants set forth in Sections 8.22 or 8.23; in addition:
(a)    purchase money indebtedness and Capitalized Lease Obligations of the Company and its Subsidiaries shall not exceed in the aggregate outstanding at any time 10% of the book value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year;
(b)    indebtedness from time to time owing by the Foreign Subsidiaries (other than amounts owing by CTS BV under this Agreement), taken as a whole, shall not exceed in aggregate principal amount at any time outstanding 10% of the book value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year; and
(c)    Securitization Attributed Indebtedness shall not exceed $25,000,000 in aggregate principal amount outstanding at any time;
provided, however, that the foregoing limitations shall not apply to or operate to prevent the incurrence of the indebtedness described in Schedule 8.7 hereto (including amounts available to be drawn under the facilities described on such Schedule), and any extensions, renewal, refunding or replacement of such indebtedness; provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of such indebtedness so extended, renewed, refunded or replaced.
Section 8.8.    Liens. Neither Borrower shall, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than material Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which a Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and adequate reserves have been established therefor;
(b)    mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue for longer than 60 days or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;
(c)    judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;
(d)    Liens on Property of a Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(a) hereof, representing or incurred to finance the purchase price of Property, provided that no such Lien shall extend to or cover other Property of a Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;
(e)    any interest or title of a lessor under any operating lease;
(f)    easements, rights‑of‑way, restrictions, licenses and covenants and other similar encumbrances against real property which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of a Borrower or any Subsidiary;
(g)    Liens described in Schedule 8.8 hereto and extensions, renewals, refunding and replacements thereof; provided that any such extension, renewal, refunding or replacement Lien shall be limited to the Property covered by the Lien extended, renewed, refunded or replaced and that the obligations secured by any such extension, renewal, refunding or replacement shall be in amount not greater than the amount of the obligations then secured by the Lien extended, renewed, refunded or replaced;
(h)    any Lien in connection with a Permitted Acquisition on or affecting any Property (other than capital stock) acquired by a Borrower or a Subsidiary or Property (other than capital stock) of any acquired Subsidiary after the date of this Agreement; provided that (i) such Lien is created prior to the date on which such Person becomes a Subsidiary or such Property is acquired by such Borrower or such Subsidiary, (ii) the Lien was not created in contemplation of the Acquisition, and (iii) such Lien secures Indebtedness permitted hereunder and the principal amount thereof has not increased in contemplation of or since such Acquisition;
(i)    Liens representing the interest of any transferee of the Company’s or its Subsidiaries’ accounts receivable and related rights in connection with a Permitted Securitization;
(j)    any Lien arising under Article 24 or 26 of the general terms and conditions (Algemene Bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions; and
(k)    Liens not otherwise permitted under this Section 8.8 on Property (other than (i) shares of stock in any Subsidiary and (ii) receivables, inventory and similar working capital assets) securing Indebtedness for Borrowed Money that is in an aggregate principal amount at any time not exceeding 10% of the book value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year.

Section 8.9.    Investments, Acquisitions, Loans and Advances. Neither Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing limitation shall not apply to nor operate to prevent:
(a)    investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;
(b)    investments in commercial paper rated at least P‑2 by Moody’s and at least A‑2 by S&P maturing within one year of the date of issuance thereof;
(c)    investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
(d)    investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
(e)    investments in money market funds that are rated “AA” or higher by S&P;
(f)    each of the Company’s and its Subsidiaries’ investments existing on the date of this Agreement in its respective Subsidiaries;
(g)    intercompany advances made from time to time by a Borrower and/or any Guarantor to any one or more Guarantors or by a Guarantor to a Borrower, in each case in the ordinary course of business to finance working capital needs;
(h)    intercompany advances from time to time by a Foreign Subsidiary to a Borrower or one or more Subsidiaries, in each case in the ordinary course of business to finance working capital needs;
(i)    intercompany advances from time to time by a Borrower or any Guarantor to any one or more Foreign Subsidiaries not to exceed 20% of the book value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year in aggregate principal amount outstanding for all such advances at any one time, in each case in the ordinary course of business to finance working capital needs;
(j)    Permitted Acquisitions;
(k)    investments described in Schedule 8.9 hereto;
(l)    investments in stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Borrower or any Subsidiary;

(m)    investments in preferred stock or corporate bonds of domestic corporations all of whose senior debt bears a rating of at least “A” by S&P or Moody’s;
(n)    investments in securities received as consideration in a sale of Property permitted by Section 8.10 hereof;
(o)    investments in the form of advances to employees in the ordinary course of business for moving, relocation and travel expenses and other loans to employees for any lawful purpose not to exceed $3,000,000 in the aggregate at any one time outstanding;
(p)    investments in Subsidiaries in connection with transactions permitted under Section 8.10(c);
(q)    [Reserved];
(r)    with respect to any Foreign Subsidiary, investments in (i) certificates of deposits, time deposits and interest bearing demand deposits issued by any Lender or any commercial bank of recognized standing chartered in the country where such Foreign Subsidiary is domiciled having capital and surplus of not less than $100,000,000 (or its equivalent) which have a maturity of one year or less and (ii) direct obligations of the national government of the country where such Foreign Subsidiary is chartered provided that such sovereign debt has either a (A) short-term sovereign currency rating of A-1 or higher by S&P or (B) long-term debt rating of AA or higher by S&P, in an amount not to exceed $75,000,000 in the aggregate at any one time outstanding with respect to this clause (B);
(s)    investment of any acquired Subsidiary, provided that the investments are made prior to the date on which such Person becomes a Subsidiary and such investments were not made in contemplation of the Acquisition; and
(t)    other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed 15% of the book value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year in the aggregate at any one time outstanding.
In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Section 8.10.    Mergers, Consolidations and Sales. Neither Borrower shall, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or sell accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:
(a)    the sale or lease of inventory in the ordinary course of business;
(b)    the sale, transfer, lease or other disposition of Property of the Company and the Guarantors to one another in the ordinary course of its business;

(c)    the sale, transfer, lease or other disposition of Property of a Foreign Subsidiary to the Company or any Subsidiary;
(d)    the sale, transfer, lease or other disposition of Property of the Company and the Guarantors to any one or more Foreign Subsidiaries not to exceed 10% of the book value of the Company and its Subsidiaries assets as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year in the aggregate for all such transactions from the Closing Date, in each in the ordinary course of business; provided that the foregoing limitation shall not apply to sales, transfers, leases or other dispositions to Foreign Subsidiaries which are Borrowers or Guarantors;
(e)    the merger of any Subsidiary with and into, the dissolution of any Subsidiary liquidating into, or the transfer of the capital stock or other equity interest of any Subsidiary to the Company or any other Subsidiary, provided that, in the case of any merger involving (i) the Company, the Company is the corporation surviving the merger, (ii) CTS BV, CTS BV is the entity surviving such merger and (iii) a Guarantor, but not a Borrower, a Guarantor is the corporation surviving the merger;
(f)    the sale or discount of delinquent notes or the sale of accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction (other than a Permitted Securitization));
(g)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of a Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;
(h)    the sale, transfer or other disposition of Property of the Company which is classified as “held for sale” on the Company’s balance sheet;
(i)    the sale of investments permitted pursuant to Section 8.9(a) through (e), (l), (m) and (n) hereof; and
(j)    the sale, transfer, lease or other disposition of Property of the Company or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Company and its Subsidiaries during any fiscal year of the Company of an amount not more than 10% of the fair market value of the assets of the Company and its Subsidiaries as shown on the Company’s balance sheet as of the end of the immediately preceding fiscal year.
Section 8.11.    Maintenance of Subsidiaries. Neither Borrower shall assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (b) any transaction permitted by Section 8.10(e) or (j) hereof.
Section 8.12.    Dividends and Certain Other Restricted Payments. Neither Borrower shall, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests) or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent (I) the making of dividends or distributions (i) by any Subsidiary of a Borrower or its Subsidiaries to its parent corporation and (ii) so long as no Default or Event of Default under Section 8.23 hereof exists prior to or would result on a pro forma basis after giving effect to such action, by the Company and (II) so long as no Default or Event of Default has occurred and is continuing, the Company may repurchase shares of its capital stock for an aggregate purchase price not to exceed $150,000,000 from the Closing Date.
Section 8.13.    ERISA. Each Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by a Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of a Borrower or any Subsidiary with respect to any post‑retirement Welfare Plan benefit.
Section 8.14.    Compliance with Laws. (a) Each Borrower shall, and shall cause each Subsidiary to, comply with all Legal Requirements applicable to its Property or business operations, where any non‑compliance with such requirements, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property other than a Lien permitted under Section 8.8.
(b)    Without limiting the agreements set forth in Section 8.14(a) above, each Borrower shall, and shall cause each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material Governmental Approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business; (vii) within 20 Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon receipt of any of the following in connection with the Borrower or any Subsidiary or any of the Premises: (1) notice of any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law from any Governmental Authority; (2) notice of any material Environmental Claim from any Governmental Authority or private party; (3) notice of any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material from any Governmental Authority; or (4) notice of any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material (other than Releases in compliance with a Governmental Approval for operations at the Premises) or (y) Environmental Law; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action required by a Governmental Authority or Environmental Law to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting a Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent in connection with an Environmental Claim any reasonably available environmental record concerning the Premises which a Borrower or any Subsidiary possesses; and (xi) perform, satisfy, and implement any operation, maintenance or other actions required by any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
Section 8.15.    Burdensome Contracts With Affiliates. Neither Borrower shall, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 8.16.    No Changes in Fiscal Year. The fiscal year of the Company and its Subsidiaries ends on December 31 of each year; and the Company shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.
Section 8.17.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary, the Company shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary).
Section 8.18.    Change in the Nature of Business. The Company shall not, nor shall it permit any Subsidiary to, engage in any business or activity if, as a result, the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
Section 8.19.    Use of Loan Proceeds. Each Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof. No Borrower shall directly or indirectly, use any Loan or the proceeds of any Credit Event, or lend, contribute or otherwise make available such Loan or the proceeds of the proceeds of any Credit Event: (i)  to any Person, to fund any activities of or business with any Person, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions or (ii) for any purpose which would breach any Anti‑Corruption Law.
Section 8.20.    No Restrictions. Except as provided herein, neither Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Borrower or any other Subsidiary, (b) pay any indebtedness owed to such Borrower or any other Subsidiary, (c) make loans or advances to a Borrower or any other Subsidiary, (d) transfer any of its Property to a Borrower or any other Subsidiary or (e) guarantee the Obligations as required by the Loan Documents.
Section 8.21.    Compliance with Sanctions Programs. (a) Each Borrower shall at all times comply with the requirements of all AML Laws, Anti‑Corruption Laws, and Sanctions Programs applicable to such

Borrower and shall cause each of its Subsidiaries to comply with the requirements of all AML Laws, Anti‑Corruption Laws, and Sanctions Programs applicable to such Subsidiary.
(b)    Each Borrower shall provide the Administrative Agent, the L/C Issuer, and the Lenders any information regarding such Borrower, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable Sanctions and any applicable “know your customer” requirement; subject however, in the case of Affiliates, to such Borrower’s ability to provide information applicable to them.
(c)    The Company will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, and the Company’s and its Subsidiaries’ respective directors, officers, employees and agents with applicable AML Laws, Anti-Corruption Laws, and Sanctions.
Section 8.22.    Leverage Ratio. As of the last day of each fiscal quarter of the Company, the Company shall not permit the Leverage Ratio to be greater than 3.50 to 1.00; provided that, the Company may, by written notice to the Administrative Agent delivered no later than five (5) Business Days prior to the delivery of the applicable financial statements, increase the maximum Leverage Ratio to 4.00 to 1.00 on a one time basis for the four consecutive calendar quarter ending dates immediately following the consummation of a Permitted Acquisition for which the Total Consideration is $100,000,000 or greater.
Section 8.23.    Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company, the Company shall maintain a ratio of (a) Adjusted EBITDA for the four fiscal quarters of the Company then ended to (b) Fixed Charges for the same four fiscal quarters then ended of not less than 1.25 to 1.00.

SECTION 9.	EVENTS OF DEFAULT AND REMEDIES.
Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)    default in the payment (i) when due of all or any part of the principal of or (ii) within two (2) Business Days of when due of all or any part of the interest on any Note or Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;
(b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.21, 8.22 or 8.23 hereof;
(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any Authorized Officer of the Company or (ii) written notice thereof is given to the Company by the Administrative Agent;
(d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof (except to the extent that the same expressly relate to an earlier date);

(e)    any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Company or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;
(f)    default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by a Borrower or any Subsidiary aggregating in excess of $20,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(g)    any judgment or judgments, writ or writs or warrant or warrants of attachment (including a conservatoir beslag and executorial beslag), or any similar process or processes, shall be entered or filed against a Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $20,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days (or, with respect to a Foreign Subsidiary (other than CTS BV), 90 days;
(h)    a Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $20,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by a Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against a Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)    any Change of Control shall occur;
(j)    a Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property or files a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or
(k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for a Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against a Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days, provided that in the case of an appointment of a receiver (curator) or the declaration of a bankruptcy (faillissement) in respect of a Borrower or Subsidiary in the Netherlands, no grace period is applicable, other than in case of a bankruptcy as a result of any frivolous or vexatious petitions contested in good faith for which a grace period of 15 days applies.
Section 9.2.    Non‑Bankruptcy Defaults.‑ When any Event of Default other than those described in subsection (j) (other than clause (ii) thereof) or (k) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Company: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrowers immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Company pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 9.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) (other than clause (ii) thereof) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrowers acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
Section 9.4.    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), 1.17, Section 9.2 or 9.3 hereof, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)    All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of any other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Company, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from a Borrower to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that (i) if the Borrowers shall have made payment of all obligations referred to in subsection (a) above required under Section 1.9(b) and Section 1.17 hereof, if any, at the request of the Company the Administrative Agent shall release to the Company amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists and, in the case of Section 1.16 hereof, the relevant Defaulting Lender is no longer a Defaulting Lender pursuant to Section 1.16(b) hereof, and (ii) if the Borrowers shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Revolving Credit Commitments, Loans or other Obligations, Hedging Liability, or Funds Transfer and Bank Product Liability remain outstanding, at the request of the Company, the Administrative Agent shall release to the Company any remaining amounts held in the Collateral Account.
Section 9.5.    Notice of Default. The Administrative Agent shall give notice to the Company under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
Section 9.6.    Expenses. Each Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys’ fees and court costs, in connection with any Event of Default by a Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving a Borrower or any Subsidiary as a debtor thereunder).

SECTION 10.	CHANGE IN CIRCUMSTANCES.
Section 10.1.    Change in Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurocurrency Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Company and such Lender’s obligations to make or maintain Eurocurrency Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurocurrency Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, such Borrower may then elect to borrow the principal amount of the affected

Eurocurrency Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. (a) If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:
(i)    the Administrative Agent determines that deposits in U.S. Dollars or Alternative Currency, as applicable, (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or
(ii)    the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurocurrency Loans for such Interest Period or (ii) that the making or funding of Eurocurrency Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans in the affected Alternative Currency shall be suspended.
(b)    (i) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent that the Company or Required Lenders (as applicable) have determined, that:
(A)    adequate and reasonable means do not exist for ascertaining LIBOR in a relevant currency for any requested Interest Period, including because a LIBOR for such currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(B)    the administrator of the LIBOR index rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR index rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(C)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice from the Company or Required Lenders, the Administrative Agent shall give notice thereof to the Company and the Lenders, as applicable. Thereafter, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (Chicago time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
(ii)    If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the LIBOR Quoted Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of (i) for up to ninety (90) days following receipt of such notice, Loans bearing interest at the Federal Fund Rate plus 1/2 of 1% plus the Applicable Margin for Eurocurrency Loans and (ii) thereafter, Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
(iii)    Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
As used above:
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Company).
Section 10.3.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrowers will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 10.4.    Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Company and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurocurrency Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.
Section 10.5.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurocurrency Loans shall be made as if each Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR or LIBOR Successor Rate, as applicable, for such Interest Period.

SECTION 11.	THE ADMINISTRATIVE AGENT.
Section 11.1.    Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints BMO Harris Bank N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither a Borrower nor any Guarantor shall have rights as a third‑party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 11.2.    Administrative Agent and its Affiliates. The Person serving as Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents in its capacity as a Lender as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Person serving as Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent’s Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.
Section 11.3.    Action by Administrative Agent. If the Administrative Agent receives from the Company a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders and the L/C Issuer written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein and shall be administrative in nature. The Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and the L/C Issuer. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, the L/C Issuer or the Company. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its reasonable discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.
Section 11.4.    Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 11.5.    Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of a Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; or (iv) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys‑in‑fact and shall not be answerable to the Lenders, the L/C Issuer, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys‑in‑fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and the L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent, any other Lender or the L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and the L/C Issuer to keep itself informed as to the creditworthiness of the Borrowers and their Subsidiaries, and the Administrative Agent shall have no liability to any Lender or the L/C Issuer with respect thereto.
Section 11.6.    Indemnity. The Lenders shall ratably, in accordance with their respective Revolver Percentages, indemnify and hold the Administrative Agent, and its Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by a Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent, any L/C Issuer, or Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer or Swing Line Lender to be remitted by the Administrative Agent to or for the account of such L/C Issuer or Swing Line Lender, as applicable), but shall not be entitled to offset against amounts owed to the Administrative Agent, any L/C Issuer or Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents.
Section 11.7.    Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer and the Company. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint with the Company’s consent a successor Administrative Agent; provided, however, the Company’s consent shall not be unreasonably withheld or delayed and shall not be required if at the time of such appointment an Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrowers shall be directed to make all payments due each Lender and L/C Issuer hereunder directly to such Lender or L/C Issuer.
Section 11.8.    L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 11.7 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swing Line Lender except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.2. If such Person then acting as Swing Line Lender resigns, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans pursuant to Section 1.14. Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swing Line Lender), and (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swing Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
Section 11.9.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 11.10.    Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.11, 2.1, 10.3 and 13.12) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 13.12.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 11.11.    Certain ERISA Matters. (a)     Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of a Borrower or any Guarantor, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of a Borrower or any Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 12.	THE GUARANTEES.
Section 12.1.    The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower (as to the Obligations of the other Borrower), each Subsidiary party hereto and each other Material Subsidiary (individually a “Guarantor” and collectively the “Guarantors,” including Material Subsidiaries formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by a Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against a Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by a Borrower or any Subsidiary punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Bank Product Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Borrower or such Subsidiary.
Section 12.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of a Borrower or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise or any agreement relating to Hedging Liability or Funds Transfer and Bank Product Liability;
(b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Bank Product Liability;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, a Borrower, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of a Borrower or of any other guarantor contained in any Loan Document;

(d)    the existence of any claim, set‑off, or other rights which a Borrower or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer, or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against a Borrower, any other guarantor, or any other Person or Property;
(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of a Borrower, regardless of what obligations of such Borrower remain unpaid;
(g)    any invalidity or unenforceability relating to or against a Borrower or any other guarantor for any reason of this Agreement or any agreement relating to Hedging Liability or Funds Transfer and Bank Product Liability or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by a Borrower or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Bank Product Liability; or
(h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.
Section 12.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Bank Product Liability and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Bank Product Liability shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by a Borrower or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Borrower or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 12.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability and all other amounts payable by the Borrowers hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and the L/C Issuer (and their Affiliates) or be credited and applied upon the Obligations, Hedging Liability, and Funds Transfer and Bank Product Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 12.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer or any other Person against a Borrower, another guarantor, or any other Person except where such action is expressly required by the Loan Documents.
Section 12.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 12.7.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Borrower under this Agreement or any other Loan Document, or under any agreement establishing Hedging Liability or Funds Transfer and Bank Product Liability, is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement establishing Hedging Liability or Funds Transfer and Bank Product Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
Section 12.8.    Benefit to Guarantors. The Borrowers and all of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Borrower and each Guarantor has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
Section 12.9.    Guarantor Covenants. Each Guarantor shall take such action as a Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as a Borrower is required by this Agreement to prohibit such Guarantor from taking.
Section 12.10.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 12.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 13.	MISCELLANEOUS.
Section 13.1.    Taxes.
(a)    Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of a Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by a Borrower or any Guarantor, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrowers and the Guarantors. Each Borrower and Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrowers and the Guarantors. Each Borrower and each Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that a Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers and Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower or any Guarantor to a Governmental Authority pursuant to this Section, such Person shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W‑8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑2 or Exhibit I‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 13.2.    No Waiver, Cumulative Remedies.     No delay or failure on the part of the Administrative Agent, the L/C Issuer or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 13.3.    Non‑Business Days.‑ If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 13.4.    Survival of Representations.     All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Credit is in use or available hereunder.
Section 13.5.    Survival of Indemnities.     All indemnities and other provisions relative to reimbursement to the Lenders and the L/C Issuer of amounts sufficient to protect the yield of the Lenders and the L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 13.12 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 13.6.    Sharing of Set‑Off.‑ Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set‑off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 13.7.    Notices    .
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to a Borrower or any Guarantor, to CTS Corporation at 905 N. West Avenue, Elkhart, Indiana  46514, Attention of Treasurer, (Email: treasurer@ctscorp.com; Facsimile No. 574-293-0251; Telephone No. 574-523-3870);
with a copy to: CTS Corporation at 4925 Indiana Avenue, Lisle, Illinois  60532, Attention of General Counsel (Email: general.counsel@ctscorp.com; Facsimile No. 630‑577‑8896; Telephone No. 630‑577‑8831);
(ii)    if to the Administrative Agent, to BMO Harris Bank N.A. at 111 West Monroe Street, Chicago Illinois 60603, Attention of Stacey Ahrendt (Email: stacey.ahrendt.com; Facsimile No. 713‑223-4007; Telephone No. 713-546-9754);
with a copy to:     BMO Harris Bank N.A. at 111 West Monroe Street, Chicago Illinois  60603, Attention of Jason Deegan, (Email: jason.deegan@bmo.com; Facsimile No. 312-765-1136; Telephone No. 312‑461-3042); and
(iii)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 1.1, 1.2 and 1.5 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform. (i) Each Borrower and each Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non‑infringement of third‑party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to a Borrower, any Guarantor, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of a Borrower’s, any Guarantor’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of a Borrower or any Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
Section 13.8.    Counterparts. (a) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.
(b)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 13.9.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither a Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, provided that such Affiliate of a Lender or Approved Fund is a Non-Public Lender; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed) and provided that the assigning Lender, such Affiliate of a Lender or Approved Fund is a Non-Public Lender.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any unfunded Revolving Credit Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of each L/C Issuer and Swing Line Lender shall be required for any assignment in respect of a Revolving Credit Commitment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) a Borrower or any Subsidiary or any of their Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Revolver Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.5 and 13.12 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, a Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a Borrower or any Guarantor, or a Borrower’s or any Guarantor’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.6 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 13.10 that expressly relate to amendments requiring the unanimous consent of the Lenders. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.11, 10.3 and 13.1 (subject to the requirements and limitations therein, including the requirements under Section 13.1(g) (it being understood that the documentation required under Section 13.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 1.13 and 10.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 10.3 or 13.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 1.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.13 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.6 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 13.10.    Amendments.     Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer or the Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as applicable; provided that:
(i)    no amendment or waiver pursuant to this Section 13.10 shall (A) increase any Revolving Credit Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrowers to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(ii)    no amendment or waiver pursuant to this Section 13.10 shall, unless signed by each Lender, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 13.10, release any guarantor that is a Material Subsidiary or a Borrower, change Section 5.5, change Section 3.1(b) or Section 13.6 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and
(iii)    no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.
Section 13.11.    Headings.     Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 13.12.    Costs and Expenses; Indemnification. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrowers further agree to indemnify the Administrative Agent, the L/C Issuer, each Lender, and their respective Related Parties (each such person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction. The Borrowers, upon demand by the Administrative Agent, the L/C Issuer, or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer, or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is determined by a court of competent jurisdiction by final nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. To the extent permitted by applicable law, neither a Borrower nor any Guarantor shall assert, and each such Person hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.
Section 13.13.    Set‑off‑. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the L/C Issuer and each subsequent holder of any Obligation is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to such Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set‑off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of such Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of such Borrower or such Guarantor to that Lender, the L/C Issuer or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, the L/C Issuer or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the

Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.
Section 13.14.    Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
Section 13.15.    [Reserved].
Section 13.16.    Severability of Provisions.     Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 13.17.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) no Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the applicable Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) no Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 13.18.    Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and the L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or the L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and the L/C Issuer a partnership, association, joint venture or other entity.

Section 13.19.    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. If CTS BV is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this agreement) and the other Loan Documents or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney's authority and the effects of the attorney’s exercise or purported exercise of their authority shall be governed by the laws of the Netherlands.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.
(c)    Each Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.19(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e‑mail) in Section 13.7. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 13.20.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 13.21.    Confidentiality. Each of the Administrative Agent, L/C Issuer and each Lender agrees to keep confidential any nonpublic information provided to it by or on behalf of the Company pursuant to or in connection with this Agreement and identified as such; provided that nothing herein shall prevent any of the Administrative Agent, L/C Issuer or any Lender from disclosing any such information (i) to the Administrative Agent, L/C Issuer, or any other Lender, (ii) to any participant or assignee or prospective participant or assignee so long as such participant or assignee or prospective participant or assignee agrees in writing to the requirement that such information be kept confidential in the manner contemplated by this Section 13.21, (iii) to its Affiliates and to its and its Affiliates’ employees involved in the administration of this Agreement, directors, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) in response to the request or demand of any Governmental Authority, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any law, regulation or legal process; provided, however, that such Lender, to the extent legally permitted to do so, will use its best efforts to notify the Company prior to any disclosure of information contemplated by this subparagraph (v), (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder or under any Loan Document, (viii) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary and its obligations, (ix) with the prior written consent of the Company, (x) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non‑confidential basis from a source other than the Company or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (xi) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Revolving Credit Commitments hereunder, or (xii) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (xii).
Section 13.22.    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
Section 13.23.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower and each Guarantor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the

Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower or any Guarantor in the Agreement Currency, each Borrower and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower or such Guarantor (or to any other Person who may be entitled thereto under applicable law).
Section 13.24    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Company and its Subsidiaries and any Arranger, any Bookrunner, the Administrative Agent, any L/C Issuer, any Swing Line Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Administrative Agent, any L/C Issuer, any Swing Line Lender or any Lender has advised or is advising the Company or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arranger, the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders, on the other hand, (iii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arranger, the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person; (ii) none of the Arranger, the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Arranger, the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, the Company hereby waives and releases any claims that it may have against any of the Arranger, the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.25.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 13.26.    Appointment and Authorization of Company. Each Borrower irrevocably appoints and authorizes the Company to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Company by the terms thereof, together with all such powers as are reasonably incidental thereto. Each Borrower irrevocably agrees that the Lenders and Administrative Agent may conclusively rely on the authority of the Company in exercising the powers granted to it by the terms of this Agreement.
Section 13.27.    Amendment and Restatement. This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Existing Credit Agreement as of such date. From and after the Closing Date, (a)(i) the commitments of those Lenders under the Existing Credit Agreement that are continuing as Lenders under this Agreement (the “Continuing Lenders”) shall be amended as set forth on Schedule 1 hereto and (ii) the commitments of those “Lenders” under the Existing Credit Agreement that are not continuing as Lenders under this Agreement (the “Non‑Continuing Lenders”) shall automatically be terminated and cease to have any further force or effect without further action by any Person, and shall be replaced with the respective Commitments of such Continuing Lenders and of those Lenders party to this Agreement that were not “Lenders” under the Existing Credit Agreement immediately prior to the Closing Date (the “New Lenders”); (b) all outstanding “Revolving Loans” of the Non-Continuing Lenders shall be repaid in full (together with all interest accrued thereon and amounts payable pursuant to Section 1.11 hereof of the Existing Credit Agreement in connection with such payment, and all fees accrued under the Existing Credit Agreement through the Closing Date) on the Closing Date (and the Company shall pay to each Continuing Lender all amounts, if any, payable pursuant to Section 1.11 hereof of the Existing Credit Agreement as if the outstanding Revolving Loans had been prepaid on the Closing Date); and (c) all outstanding “Revolving Loans” of the Continuing Lenders and all interests in outstanding “Letters of Credit”

under the Existing Credit Agreement shall remain outstanding as the initial Revolving Loans and Letters of Credit hereunder.
The Continuing Lenders and New Lenders each agree to make such purchases and sales of interests in the Revolving Loans and L/C Obligations outstanding on the Closing Date between themselves so that each Continuing Lender and New Lender is then holding its relevant Revolver Percentage of outstanding Revolving Loans and risk participation interests in outstanding L/C Obligations based on their Revolving Credit Commitments as in effect after giving effect hereto (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement (including, without limitation, participations in respect of all Swing Line Loans and Letters of Credit) to be made in accordance with the respective Revolving Credit Commitments of the Lenders from time to time party to this Agreement as provided herein. All references made to the Existing Credit Agreement in any Credit Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Borrower, or any Guarantor evidenced or provided for thereunder.
[SIGNATURE PAGES TO FOLLOW]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“BORROWERS” and “GUARANTORS”
CTS CORPORATION,
an Indiana corporation

By:	/s/ Ashish Agrawal
Name:	Ashish Agrawal
Title:	Chief Financial Officer and Vice President

CTS INTERNATIONAL B.V.

By:	/s/ Andrew J. Warren
Name:	Andrew J. Warren
Title:	Director B

“GUARANTORS”
CTS CORPORATION,
a Delaware corporation

By:	/s/ Andrew J. Warren
Name:	Andrew J. Warren
Title:	Vice President and Secretary

CTS ELECTRONIC COMPONENTS, INC.

By:	/s/ Andrew J. Warren
Name:	Andrew J. Warren
Title:	Vice President and Secretary

CTS AUTOMOTIVE HOLDINGS, L.L.C.

By:	/s/ Andrew J. Warren
Name:	Andrew J. Warren
Title:	Vice President and Secretary

“LENDERS”
BMO HARRIS BANK N.A., in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent

By:	/s/ Jason Deegan
Name:	Jason Deegan
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Robert W. Hamman
Name:	Robert W. Hamman
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert E. Norell, Jr.
Name:	Robert E. Norell, Jr.
Title:	Senior Vice President

WELLS FARGO, N.A.

By:	/s/ John E. Burda
Name:	John E. Burda
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa DeCristofaro
Name:	Lisa DeCristofaro
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Adam Gelfeld
Name:	Adam Gelfeld
Title:	Senior Vice President

EXHIBIT A
NOTICE OF PAYMENT REQUEST
[Date]
[Name of Lender]
[Address]
Attention:
Reference is made to the Amended and Restated Credit Agreement, dated as of February 12, 2019, among CTS Corporation, CTS International B.V., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage multiplied by the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by such Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage multiplied by the returned Reimbursement Obligation is $_______________.]
Very truly yours,
,
as L/C Issuer

By:
Name:
Title:

EXHIBIT B
NOTICE OF BORROWING
Date:    , ____

To:
BMO Harris Bank N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among CTS Corporation, CTS International B.V., certain signatories which are Guarantors thereto, certain Lenders which are signatories thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:
The undersigned, CTS Corporation (the “Company”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the Borrowing specified below:
1.    The Business Day of the proposed Borrowing is ___________, ____.
2.    The aggregate amount of the proposed Borrowing is $______________.
3.    The Borrowing is to be comprised of $___________ of [Base Rate] [Eurocurrency] Loans.
4.    The currency of such Loan is: _______________________.
5.    The applicable Borrower for the Borrowing is: [CTS Corporation] [CTS International B.V.].
6.    [If applicable:] The duration of the Interest Period for the Eurocurrency Loans included in the Borrowing shall be ____________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrowers contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and
(b)    no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.
CTS CORPORATION

By	Name
Title

EXHIBIT C
NOTICE OF CONTINUATION/CONVERSION
Date: ____________, ____

To:
BMO Harris Bank N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., certain Guarantors which are signatories thereto, certain Lenders which are signatories thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:
The undersigned, CTS Corporation (the “Company”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:
1.    The conversion/continuation Date is __________, ____.
2.    The aggregate amount of the Loans to be [converted] [continued] is $______________.
3.    The Loans are to be [converted into] [continued as] [Eurocurrency] [Base Rate] Loans.
4.    The applicable Borrower for the Borrowing is: [CTS Corporation] [CTS International B.V.].
5.    [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be _________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect to the proposed conversion/continuation and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrowers contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurocurrency Loan to a Base Rate Loan; and
(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
CTS CORPORATION
By
Name
Title

EXHIBIT D‑1
REVOLVING NOTE
____________, ______
FOR VALUE RECEIVED, the undersigned, [Name of Borrower], a ______________ (the “Borrower”), hereby promises to pay to the order of ____________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of BMO Harris Bank N.A., as Administrative Agent, in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of February 12, 2019, among CTS Corporation, CTS International B.V., the Guarantors party thereto, BMO Harris Bank N.A., as Administrative Agent and the Lenders party thereto (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
[NAME OF BORROWER]
By
Name
Title

EXHIBIT D‑2
SWING NOTE
____________, ___
FOR VALUE RECEIVED, the undersigned, [Name of Borrower], a _________________ (the “Borrower”), hereby promises to pay to the order of ___________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of BMO Harris Bank N.A., as Administrative Agent, in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is the Swing Note referred to in the Amended and Restated Credit Agreement dated as of February 12, 2019, among CTS Corporation, CTS International B.V., the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent for the Lenders (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
[NAME OF BORROWER]
By
Name
Title

EXHIBIT E
COMMITMENT AMOUNT INCREASE REQUEST
_______________, ____
BMO Harris Bank N.A.,
as Administrative Agent
(the “Administrative Agent”)
for the Banks referred to below
111 West Monroe Street
Chicago, Illinois 60603
Attention: Agency Services

Re:
Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., the Guarantors party thereto, the Lenders party thereto and the Administrative Agent

Ladies and Gentlemen:
In accordance with the Credit Agreement, the Company hereby requests that the Administrative Agent consent to an increase in the aggregate Revolving Credit Commitments (the “Commitment Amount Increase”), in accordance with Section 1.15 of the Credit Agreement, to be effected by [an increase in the Revolving Credit Commitment of [name of existing Lender] [the addition of [name of new Lender] (the “New Lender”) as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
After giving effect to such Commitment Amount Increase, the Revolving Credit Commitment of the [Lender] [New Lender] shall be $_____________.
[Include paragraphs 1-4 for a New Lender]
1.    The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrowers or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2.    Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.
3.    The New Lender hereby advises you of the following administrative details with respect to its Loans and Revolving Credit Commitments:
(A)    Notices:
Institution Name:_________________
Address: _______________________
_______________________
Telephone: ______________________
Facsimile: ______________________
(B)    Payment Instructions:
[4.    The New Lender has delivered, if appropriate, to the Company and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in Section 13.1 of the Credit Agreement.]*
THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
The Commitment Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 1.15, of the Credit Agreement, but not in any case prior to ___________________, ____. It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses referred to in Section 1.15 of the Credit Agreement shall have been paid.
The Company hereby certifies that no Default or Event of Default has occurred and is continuing.
Please indicate the Administrative Agent’s consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

CTS CORPORATION

By
Name:
Title:

[NEW BANK/BANK INCREASING COMMITMENTS]

By
Name:
Title:

The undersigned hereby consents
on this __ day of _____________,
_____ to the above-requested Commitment
Amount Increase.
BMO HARRIS BANK N.A.,
as Administrative Agent
By:
Name:
Title:

EXHIBIT F
___________________________________________________
COMPLIANCE CERTIFICATE

To:	BMO HARRIS BANK N.A., as
Administrative Agent under, and the Lenders party to, the Credit Agreement described below
This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement dated as February 12, 2019 among CTS Corporation, CTS International B.V., the Guarantors party thereto, the Lenders party thereto and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ____________ of CTS Corporation;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;
4.    The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and
5.    The Schedule I hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.
CTS CORPORATION

By
Name
Title

SCHEDULE I
TO COMPLIANCE CERTIFICATE
_________________________________________________
COMPLIANCE CALCULATIONS
FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 12, 2019
CALCULATIONS AS OF _____________, _______

A. Leverage Ratio (Section 8.22)
1. Total Funded Debt	$___________
2. Net Income for past 4 quarters	$___________
3. Interest Expense for past 4 quarters	$___________
4. Income taxes for past 4 quarters	$___________
5. Depreciation and amortization expense for past 4 quarters	$___________
6. Non cash charges (including option expenses)	$___________
7. Permitted restructuring expenses (paid in cash)	$___________
8. Permitted Additions for Permitted Acquisitions	$___________
9. Pensions [deduct pension income / add back pension expense]	$___________
10. Sum of Lines A2, A3, A4, A5, A6, A7, A8 and A9 (“Adjusted EBITDA”)	$___________
11. Ratio of Line A1 to A10	____:1.0
12. Line A11 ratio must not exceed	[3.5][4.0]:1.0
13. The Company is in compliance (circle yes or no)	yes/no
B. Fixed Charge Coverage Ratio (Section 8.23)
1. Adjusted EBITDA (Line A10)	$___________
2. Scheduled principal payments for past 4 quarters	$___________
3. Interest Expense for past 4 quarters	$___________
4. Dividends paid for past 4 quarters	$___________
5. Income taxes paid for past 4 quarters	$___________
6. Sum of Lines B2, B3, B4, plus B5	$___________
7. Ratio of Line B1 to Line B6	____:1.0
8. Line B7 ratio must not be less than	1.25:1.0
9. The Company is in compliance (circle yes or no)	yes/no

EXHIBIT G
ADDITIONAL GUARANTOR SUPPLEMENT
______________, ___
BMO HARRIS BANK N.A., as Administrative Agent for the Lenders named in the Amended and Restated Credit Agreement dated as of February 12, 2019 among CTS Corporation, CTS International B.V., the Guarantors referred to therein, the Lenders from time to time party thereto, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)
Ladies and Gentlemen:
Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned as a Subsidiary as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent, the L/C Issuer or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.
Very truly yours,
[NAME OF SUBSIDIARY GUARANTOR]
By
Name
Title

EXHIBIT H
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ________________________________
________________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ________________________________
________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): CTS Corporation and CTS International B.V.

4.	Administrative Agent: BMO Harris Bank N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement dated as of February 12, 2019 among CTS Corporation, CTS International B.V., the Lenders parties thereto, BMO Harris Bank N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

ASSIGNOR[S]	Assignee[s]	Aggregate Amount of Revolving Credit Commitment/Loans for all Lenders	AMOUNT OF REVOLVING CREDIT COMMITMENT/ LOANS ASSIGNED	Percentage Assigned of Commitment/ Loans
		$	$	%
		$	$	%
		$	$	%
[7.    Trade Date:    ______________]
[PAGE BREAK]

Effective Date: ________________, 20___ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]
By
Name
Title
[NAME OF ASSIGNOR]
By
Name
Title
ASSIGNEE[S]
[NAME OF ASSIGNEE]
By
Name
Title
[NAME OF ASSIGNEE]
By
Name
Title
[Consented to and] Accepted:
BMO Harris Bank N.A., as
Administrative Agent
By
Name
Title

[Consented to:]
CTS CORPORATION
By
Name
Title

[SWING LINE LENDER]
By
Name
Title

[L/C ISSUING BANK]
By
Name
Title

EXHIBIT I‑1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and BMO Harris Bank N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 13.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and BMO Harris Bank N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 13.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and BMO Harris Bank N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 13.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of February 12, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among CTS Corporation, CTS International B.V., the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and BMO Harris Bank N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 13.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:

Date: ____________________, 20[_]

SCHEDULE 1
COMMITMENTS

Name of Lender	Revolving Credit Commitment	Swing Line Commitment
BMO Harris Bank N.A.	$73,000,000	$15,000,000
Bank of America, N.A.	$66,000,000
Wells Fargo, N.A.	$66,000,000
PNC Bank, National Association	$45,000,000
The Northern Trust Company	$25,000,000
U.S. Bank National Association	$25,000,000
Total	$300,000,000	$15,000,000

SCHEDULE 1.2
EXISTING LETTERS OF CREDIT

L/C Number	Beneficiary	Amount	Expiry Date
HACH171948OS	Commissioner	190,005.87	April 30, 2019
HACH172855OS	U.S. Environmental Protection	1,000,000.00	April 27, 2019
HACH20382OS	The Travelers Indemnity Company	750,000.00	April 1, 2019

SCHEDULE 6.2
SUBSIDIARIES

Corporation	Jurisdiction	Shareholders	Number of shares
CTS Corporation (Delaware)	Delaware	CTS Corporation (Indiana)	1,000 Authorized 100 Issued
CTS Electronic Components, Inc.	Delaware	CTS Corporation (Indiana)	100 Authorized 1 Issued
CTS Japan, Inc.	Japan	CTS Corporation (DE)	800 Authorized 200 Issued
CTS of Panama, S. de R.L.	Panama	CTS Overseas Holdings B.V. (250) CTS International B.V. (1)	500 Authorized 251 Issued
CTS Components Taiwan, Ltd.	Taiwan	CTS Overseas Holdings B.V.	20,000 Authorized 20,000 Issued
CTS Singapore Pte., Ltd.	Singapore	CTS Electronics Hong Kong Limited	4,000,000 Authorized 3,458,958 Issued
CTS Electro de Matamoros, S.A. de C.V.	Mexico	CTS of Panama, Inc. (596 Series A and 317,230 Series B) CTS Corporation (IN) (2 Series A)	317,828 Authorized 598 Series “A” Issued 317,230 Series “B” Issued
CTS International B.V.	Netherlands	CTS Corporation (DE)	100 Authorized 30 Issued
CTS of Canada Holding Co.	Nova Scotia	CTS Corporation (IN)	100,000,000 Authorized 2,101 Issued
CTS of Canada GP Ltd.	Ontario	CTS of Canada Holding Co Cert No. C-1 (1 share) Cert No. C-2 (1000 shares)	Unlimited Authorized 1001 Issued
CTS of Canada Co.	Nova Scotia	Cert. No. 1 CTS of Canada, L.P. (1,001,000)	100,000,000 Authorized 1,001,000 Issued
CTS of Canada L.P.	Ontario	Partners: CTS of Canada Holding Co. - 99% CTS of Canada GP Ltd. – 1%	N/A
CTS Electronics Hong Kong Ltd.	Hong Kong	CTS International B.V. – 100%	20,000 Authorized 20,000 Issued

Corporation	Jurisdiction	Shareholders	Number of shares
CTS (Tianjin) Electronics Co., Ltd.	China	CTS Singapore Pte. Ltd.	N/A
CTS Corporation U.K. Limited	Scotland	CTS of Canada Co. (1,155,868) (722,418)	2,000,000 Authorized 1,878,286 Issued
CTS Printex, Inc.	California	CTS Corporation (IN)	1,000,000 Authorized 950,665 Issued
Dynamics Corporation of America	New York	CTS Corporation (IN)	1000 Authorized 100 Issued
CTS Electronics Components (California), Inc.	California	Dynamics Corporation of America	25,000 Authorized 100 Issued
LTB Investment Corporation	Delaware	Dynamics Corporation of America	1,000 Authorized 10 Issued
CTS Czech Republic, s.r.o.	Czech Republic	Membership Interest: CTS International B.V. – 99.9% CTS Singapore, Pte. Ltd. - .1%	N/A
CTS Europe Gmbh	Germany	CTS Corporation U.K. Limited	EUR 25,000
CTS India Private Limited	India	CTS Singapore Pte. Ltd. – 99.9% CTS International B.V. - .1%	N/A
CTS Overseas Holdings B.V.	Netherlands	CTS Corporation (Delaware)	180 Authorized 180 Issued
CTS (Zhongshan) Technology Co, Ltd.	China	CTS Singapore Pte. Ltd.	No Share Certificates
Technologia Mexicana, S de R.L. de C.V.	Mexico	Series A – 10,000 Tusonix, LLC Series B – 15,447,912 Tusonix, LLC	15,457,912 Authorized and Issued
Tusonix, LLC	Arizona	Membership Interest: CTS Electronic Components, Inc. – 100%	N/A
CTS Automotive, L.L.C.	Illinois	Membership Interest: CTS Automotive Holdings, L.L.C. 100%	N/A
CTS Automotive Holdings, L.L.C.	Delaware	Membership Interest: CTS Corporation (Indiana) 100%	N/A

Corporation	Jurisdiction	Shareholders	Number of shares
CTS Automotive Holdings 2, L.L.C.	Illinois	Membership Interest: CTS Automotive Holdings, L.L.C. 100%	N/A
CTS SRL-CV Holdings 1, L.L.C.	Illinois	Membership Interest: CTS Automotive Holdings, L.L.C. 100%	N/A
CTS Valpey Corporation	Maryland	CTS Electronic Components, Inc.	1000 Authorized 100 Issued
CTS Electro de Mexico S. de R.L. de C.V.	Mexico	Partners: CTS SRL-CV Holdings 1, L.L.C. 99% CTS Automotive Holdings 2, L.L.C. 1%	N/A
Filter Sensing Technologies, Inc.	Delaware	CTS Automotive, L.L.C.	10,000 Authorized 8,933 Issued
CTS Advanced Materials, LLC	Delaware	Membership Interest: CTS Electronic Components, Inc.	N/A
CTS U.K. Holdings Limited	United Kingdom	CTS Corporation (Delaware)	2 Shares
CTS Ceramics Denmark A/S	Denmark	CTS International B.V.	N/A
CTS Ceramics Czech Republic s.r.o.	Czech Republic	CTS Ceramics Denmark A/S	N/A
MAQ Holdings Pte. Ltd.	Singapore	CTS Corporation (Delaware)	1 Share

SCHEDULE 8.7
EXISTING DEBT
US$36,058,113.58 loan from CTS Corp. to CTS of Canada Holding Co.

SCHEDULE 8.8
EXISTING LIENS

Jurisdiction	Type	Filing No.	Filing Date	Debtor	Secured Party	Collateral Type
Indiana	UCC	201700008738975	11/2/2017	CTS Corporation	Steelcase Financial Services, Inc.	Furniture and Equipment Lease

SCHEDULE 8.9
CTS CORPORATION
US$12,218,000 note from CTS Printex, Inc.     Issued 8/26/86
US$36,058,113.58 note from CTS of Canada Holdings     Issued 10/1/03
US$40,239,342.71 note from Dynamics Corporation of America    Issued 6/7/97

CTS OF CANADA PARTNERSHIP
US$66,351,180.97 note from CTS of Canada     Issued 10/1/03

LTB INVESTMENT CORPORATION
US$19,527,000 note from Dynamics Corporation of America    Issued 4/1/98

CTS SINGAPORE PTE LTD.
US$4,000,000.00 note from CTS Czech Republic    Issued 8/15/18

CTS COMPONENTS TAIWAN LTD.
US$2,046,524.40 note from CTS International B.V.    Issued 5/9/17
US$1,000,000.00 note from CTS Ceramics Denmark A/S    Issued 5/19/17

CTS CORPORATION (DELAWARE)
US$10,800,000 note from CTS Corporation     Issued 9/11/02
US$50,000,000 note from CTS Communications Components, Inc.    Issued 2/28/99
US$6,111,179 note from CTS Corporation    Issued 3/24/94

CTS INTERNATIONAL B.V.
US$299,212.94 note from CTS Ceramics Denmark A/S    Issued 5/16/17